Exhibit 99.2

PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
SAFE HARBOR CAUTIONARY STATEMENT

The earnings release attached to this Form 8-K contain statements that are not based on historical fact, including the words “believes,” “anticipates,” “intends,” “expects,” and similar words. These statements constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, events or developments to be significantly different from any future results, events or developments expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the following risks:

•            Increases in the level of competition in the markets in which U.S. Cellular operates could adversely affect its revenues or increase its costs to compete.

•            Consolidation in the wireless industry may create stronger competitors both operationally and financially which could adversely affect U.S. Cellular’s revenues and increase its costs to compete.

•            Consolidation of long distance carriers could result in U.S. Cellular having to pay more for long distance service which could increase U.S. Cellular’s cost of doing business.

•            Advances or changes in telecommunications technology could render certain technologies used by U.S. Cellular obsolete, could reduce its revenues or could increase its cost of doing business.

•            Changes in the telecommunications regulatory environment, or a failure to timely or fully comply with any regulatory requirements, such as wireless number portability and E-911 services, could adversely affect U.S. Cellular’s financial condition, results of operations or ability to do business.

•            Changes in the telecommunications regulatory environment, including the effects of potential changes in the rules governing universal service and eligible telecommunications carrier funding and potential changes in the amounts or methods of intercarrier compensation, could have an adverse effect on U.S. Cellular’s financial condition, results of operations or cash flows.

•            Changes in U.S. Cellular’s enterprise value, changes in the supply or demand of the market for wireless licenses, adverse developments in U.S. Cellular’s business or the wireless industry and/or other factors could require U.S. Cellular to recognize impairments in the carrying value of U.S. Cellular’s licenses, goodwill and/or physical assets.

•            Early redemptions of debt or repurchases of debt, issuance of debt, changes in forward contracts, changes in operating leases, changes in purchase obligations or other factors or developments could cause the amounts reported under Contractual Obligations in U.S. Cellular’s Annual Report on Form 10-K for the year ended December 31, 2004, as updated by this Quarterly Report on Form 10-Q to be different from the amounts presented.

•            Changes in accounting standards or U.S. Cellular’s accounting policies, estimates and/or the assumptions underlying the accounting estimates could have an adverse effect on its financial condition or results of operations.

•            Settlements, judgments, restraints on its current or future manner of doing business and/or legal costs resulting from pending or future litigation could have an adverse effect on U.S. Cellular’s financial condition, results of operations or ability to do business.

•            Costs, integration problems or other factors associated with acquisitions/divestitures of properties and or licenses could have an adverse effect on U.S. Cellular’s financial condition or results of operations.

•            Changes in prices, the number of wireless customers, average revenue per unit, penetration rates, churn rates, selling expenses, net customer retention costs, customers choosing local number portability, roaming rates and the mix of products and services offered in wireless markets could have an adverse effect on U.S. Cellular’s business, financial condition or results of operations.

•            Changes in roaming partners’ rates for voice and data services and the lack of standards and roaming agreements for wireless data products could place U.S. Cellular’s service offerings at a disadvantage to those offered by other wireless carriers with more nationwide service territories, and could have an adverse effect on U.S. Cellular’s operations.

•            Changes in access to content for data or video services and in access to new handsets being developed by vendors could have an adverse effect on U.S. Cellular’s financial condition or results of operations.

•            Changes in competitive factors with national and global wireless carriers could result in product and cost disadvantages and could have an adverse effect on U.S. Cellular’s business, financial condition or results of operations.

•            Changes in guidance or interpretations of accounting requirements, changes in industry practice or changes in management assumptions could require amendments to or restatements of financial information or disclosures included in this or prior filings with the SEC.

•            Uncertainty of access to capital for telecommunications companies, deterioration in the capital markets, other changes in market conditions, changes in U.S. Cellular’s credit ratings or other factors could limit or restrict the availability of financing on terms and prices acceptable to it, which could require it to reduce its construction, development and acquisition programs.

•            Changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments could have an adverse effect on U.S. Cellular’s financial condition or results of operations.

•            War, conflicts, hostilities, terrorist attacks and/or natural disasters could have an adverse effect on U.S. Cellular’s business.

•            Changes in general economic and business conditions, both nationally and in the markets in which U.S. Cellular operates, including difficulties by telecommunications companies, could have an adverse effect on U.S. Cellular’s business.

•            Changes in fact or circumstances, including new or additional information that affects the calculation of accrued liabilities for contingent obligations under guarantees, indemnities or otherwise could require U.S. Cellular to record charges in excess of amounts accrued on the financial statements, if any, which could have an adverse effect on U.S. Cellular’s financial condition or results of operations.

•            A material weakness in the effectiveness of internal control over financial reporting could result in inaccurate financial statements or other disclosures or permit fraud, which could have an adverse effect on TDS’s business, results of operations and financial condition.

•            The possible development of adverse precedent in litigation or conclusions in professional studies to the effect that radio frequency emissions from handsets, wireless data devices and/or cell sites cause harmful health consequences, including cancer or tumors, or may interfere with various electronic medical devices such as pacemakers, could have a material adverse effect on U.S. Cellular’s business operations, financial condition or results of operations.

•            Any of the foregoing events or other events could cause revenues, customer additions, operating income, capital expenditures and or any other financial or statistical information to vary from management’s forward estimates included in this report by a material amount.

U.S. Cellular undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise. Readers should evaluate any statements in light of these important factors.